Exhibit 99.3

Cycurion, Inc. Offers Insight on Second Quarter 2025 Results and Recent Business Activities

Company to host a conference call on August 19, 2025 to discuss in more detail

MCLEAN, Va., Aug. 15, 2025 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a premier cybersecurity and IT solutions provider, following the release of its second-quarter financial results highlighting a period of strategic integration and debt reduction amid one-time expenses, will be conducting a business update on Tuesday, August 19, 2025 at 5:00PM ET to review additional highlights.

The Company’s quarterly results reflect a GAAP net loss of $0.15 per share, however, after adjusting for multiple unusual, non-recurring expenses our adjusted net loss is approximately $0.04 per share, providing a clearer view of the company’s underlying performance. These items include:

●	Merger Expenses: Incurred $677,000 in costs related to merger activities during the second quarter

●	Compensation Expenses: Recorded $1 million in compensation due to consulting costs associated with integration efforts

●	Stock Compensation: Issued $1 million in stock compensation to former directors as part of transitional arrangements

●	Preferred Stock Conversions: Recognized $900,000 in expenses from conversions to Series G Convertible Preferred Stock

●	Integration Costs: Faced additional operational expenses from integrating SLG Innovation Inc., which were previously separate, contributing to elevated short-term costs

Cycurion also successfully converted $3.5 million from debt to equity in the second quarter, improving its financial position and reducing future interest obligations

Outside of the second quarter of 2025 results, Cycurion has made significant strides in recent months, securing high-value contracts and positioning itself for long-term growth as a leading AI-focused cybersecurity company. In June 2025, Cycurion announced over $8 million in new contracts with government and commercial clients, including a $6 million agreement with a major municipal transportation agency for comprehensive IT and cybersecurity solutions.

Additionally, a $33 million contract renewal was secured with a major state-level public higher education group, extending through November 2030, and a $22 million multi-year contract was awarded by a U.S. state police agency in partnership with Journal Technologies. The company also secured three multi-year contracts worth up to $6 million across program management, cybersecurity, and disaster recovery services. These contracts, totaling over $69 million in recent awards, reflect strong market demand for Cycurion’s innovative solutions.

By investing in its AI-driven ARx platform and Cyber Shield offerings, Cycurion is capitalizing on higher-margin opportunities in the cybersecurity sector. The Company is committed to shareholder value and has a backlog of 18 months of scopes of work, which is beginning to net results, further strengthening its revenue pipeline.

Continued expansion into new client relationships and strategic partnerships, such as those with NACCHO, LSV-TECH S.A.S., and iQSTEL Inc., solidifies the Company’s market presence and sets a foundation for sustainable revenue growth.

To discuss these results and future plans, Cycurion will host a conference call with a Q&A session for shareholders on Tuesday, August 19, 2025, at 5:00 PM EDT. Those wishing to participate via webcast can use this link to directly access the event. For those wishing to participate via telephone, first click on this call link and complete the online registration form. Upon registering they will receive the dial-in info and a unique PIN to join the call as well as an email confirmation with the details. Participants will then select a method for joining the call. Either a dial in number and unique PIN are displayed to connect directly from their phone or they can enter their phone number and click “Call Me” for an immediate callback from the system. The call will come from a U.S. number.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

These statements, including expectations for revenue conversion from the backlog, the benefits of the iQSTEL alliance and stock exchange, and the success of the digital currency strategy, are based on management’s current expectations and are subject to risks and uncertainties, including economic conditions, regulatory changes, and the Company’s ability to address liquidity concerns. For a discussion of these risks, please refer to Cycurion’s filings with the SEC.

Investor Relations Contact: Cycurion Investor Relations

ir@cycurion.com

(888) 341-6680

Media Relations Contact: Cycurion Communications

media@cycurion.com

(888) 341-6680

CYCURION, INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$1,013,836	$38,742
Restricted cash	-	2,048
Accounts receivable, net	4,118,888	10,353,708
Other receivables	400,072	434,391
Prepaid expenses and other current assets	54,259	99,463
Total current assets	5,587,055	10,928,352
Deposit for acquisition target	-	2,000,000
Property and equipment, net	16,832	20,321
Software development costs	4,325,981	4,151,981
Intangible assets, net	7,917	25,000
Security deposits	10,351	10,351
Goodwill	20,788,299	6,592,304
Investments held in trust account	-	1,834,540
Total non-current assets	25,149,380	14,634,497
Total Assets	$30,736,435	$25,562,849
Liabilities, Mezzanine and Stockholders’ Equity:
Bank loan-revolving credit line	$3,236,167	$3,249,067
Bank loan - current portion	620,078	774,095
Loans payable - current portion	885,240	408,516
Factoring liability	2,309,160	-
Subordinated convertible promissory notes	-	3,333,335
Promissory notes	2,669,626	2,486,989
Loans payable - related parties	150,372	148,088
Accounts payable	5,088,223	3,578,374
Due to related party	18,000	-
Accrued liabilities	3,848,247	3,601,242
Excise tax payable	1,167,173	1,157,161
Total current liabilities	19,992,286	18,736,867
Loans payable - non-current portion	295,296	146,798
Series A Convertible preferred stock ($0.001 par value, 500,000 shares designated, 0 and 345,528 issued and outstanding, respectively)	-	1,294,117
Total non-current liabilities	295,296	1,440,915
Total liabilities	20,287,582	20,177,782
Commitments and contingencies (Note 20)
Mezzanine Equity:
Common stock subject to possible redemption, $0.0001 par value, 0 and 173,879 shares at redemption value of approximately $11.03 per share, respectively	-	1,917,309
Stockholders’ Equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized)
Series A convertible preferred stock ($0.0001 par value, 110,000 shares designated, 106,816 and 0 issued and outstanding, respectively)	11	-
Series B convertible preferred stock ($0.0001 par value, 3,000 shares designated, 1 and 3,000 issued and outstanding, respectively)	-	-
Series C convertible preferred stock ($0.0001 par value, 5,000 shares designated, 4,851 issued and outstanding)	-	-
Series D convertible preferred stock ($0.0001 par value, 6,666,700 shares designated, 150,000 and 0 issued and outstanding, respectively)	15	-
Series E convertible preferred stock ($0.0001 par value, 100 shares designated, 51 and 0 issued and outstanding, respectively)	-	-
Series F convertible preferred stock ($0.0001 par value, 10,000 shares designated, 0 and 0 issued and outstanding, respectively)	-	-
Series G convertible preferred stock ($0.0001 par value, 10,000 shares designated, 3,318 and 0 issued and outstanding, respectively)
Common stock ($0.0001 par value, 100,000,000 shares authorized, 40,353,983 and 10,592,607 shares issued and outstanding, respectively)	4,036	1,059
Additional paid in capital	32,661,282	6,670,060
Accumulated deficit	(18,650,614)	(3,203,361)
Total stockholders’ equity attributable to Cycurion	14,014,730	3,467,758
Equity attributable to noncontrolling interests	(3,565,877)	-
Total stockholders’ equity	10,448,853	3,467,758
Total liabilities and stockholders’ equity	$30,736,435	$25,562,849

CYCURION, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net revenues	$3,887,915	$5,001,312	$7,757,965	$9,244,167
Cost of revenues	3,651,978	3,977,150	6,844,265	7,873,291
Gross profit	235,937	1,024,162	913,700	1,370,876
Operating expenses:
Selling, general and administrative expenses	4,002,014	294,790	14,777,281	673,767
Operating (loss)/income	(3,766,077)	729,372	(13,863,581)	697,109
Interest income	-	20,211	-	20,211
Interest expense	(615,392)	(482,355)	(794,283)	(713,830)
Loss on debt settlement, net	(907,983)	-	(766,330)	-
Other (expense)/income	(962)	38,866	(114,706)	(9,871)
Other expense, net	(1,524,337)	(423,278)	(1,675,319)	(703,490)
(Loss)/income before income taxes	(5,290,414)	306,094	(15,538,900)	(6,381)
Provision for income tax	-	-	-	-
Net (loss)/income	$(5,290,414)	$306,094	$(15,538,900)	$(6,381)
Less: Net loss attributable to non-controlling interest	101,659	-	101,659	-
Net (loss)/income attributable to Cycurion	$(5,188,755)	$306,094	$(15,437,241)	$(6,381)

Comprehensive (loss)/income	$(5,188,755)	$306,094	$(15,437,241)	$(6,381)
Earnings per share:
Basic	$(0.15)	$0.02	$(0.58)	$0.02
Diluted	$(0.15)	$0.01	$(0.57)	$0.01
Weighted average shares outstanding:
Basic	34,791,716	14,968,215	26,707,978	14,968,215
Diluted	34,891,716	32,383,372	26,807,978	16,704,748

CYCURION, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(15,538,900)	$(6,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	10,534,777	10,000
Amortization of debt discount	213,036	-
Depreciation of property and equipment	3,489	4,394
Amortization of software development costs	17,083	-
Loss on debt settlement, net	766,330	-
Finance expense	100,000	-
Changes in assets and liabilities:
Accounts receivable, net and other receivables	(1,478,433)	(1,267,911)
Prepaid expenses and other current assets	45,204	16,050
Accounts payable and accrued liabilities	(965,708)	393,435
Net cash used in operating activities	(6,303,122)	(850,413)
Cash flows from investing activities:
Cash acquired on acquisition of subsidiary	34,983	-
Issuance of promissory notes	-	(354,000)
Purchase of plant and equipment	(174,000)	(238,000)
Cash withdrawn from Trust Account in connection with redemption	1,001,216	-
Release of Trust Account to Company’s bank account	833,324	-
Net cash provided by/(used in) investing activities	1,695,523	(592,000)
Cash flows from financing activities:
Proceeds from exercise of warrants	3,664,671	-
Redemption of common stock subject to redemption	(1,001,216)	-
Proceeds from private placement	-	1,000,000
Proceeds from capital raise	265,504	-
Net proceeds from line of credit	(12,900)	39,181
Repayment of bank borrowings	(155,114)	(6,503)
Proceeds from convertible notes payable	2,376,500	-
Proceeds from notes payable	513,200	-
Repayments of notes payable	(70,000)	-
Net cash provided by financing activities	5,580,645	1,032,678
Net increase/(decrease) in cash and cash equivalents	973,046	(409,735)
Cash and cash equivalents, beginning of period	40,790	607,869
Cash and cash equivalents, end of period	$1,013,836	$198,134

CYCURION, INC. AND ITS SUBSIDIARIES

RECONCILIATION OF GAPP TO NON-GAAP MEASURES

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net (loss)/income attributable to Cycurion	$(5,188,755)	$306,094	$(15,437,241)	$(6,381)
Interest income	-	(20,211)	-	(20,211)
Interest expense	615,392	482,355	794,283	713,830
Other (expense)/income	962	(38,866)	114,706	9,871
Depreciation and amortization	10,530	2,197	20,572	4,394
EBITDA (Non-GAAP)	(4,561,871)	731,569	(14,507,680)	701,503
Loss on debt settlement, net	907,983	-	766,330	-
Transaction related expenses	1,676,228	-	12,114,122	-
Finance expense	-	-	100,000	-
Stock-based compensation expenses	1,012,443	-	1,012,443	-
Adjusted EBITDA (Non-GAAP)	$(965,217)	$731,569	$(514,785)	$701,503